  As filed with the Securities and Exchange Commission on May 30 2000
                                                   Registration No. 333-________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           ________________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           ________________________

                                TUBOSCOPE INC.
            (Exact Name of Registrant as Specified in Its Charter)

             Delaware                                        76-0252850
  (State or Other Jurisdiction of                         (I.R.S. Employer
  Incorporation or Organization)                       Identification Number)

                           ________________________

                               2835 Holmes Road
                             Houston, Texas 77051
         (Address of Principal Executive Offices including Zip Codes)

                           ________________________

            THE AMENDED AND RESTATED 1996 EQUITY PARTICIPATION PLAN
                         OF VARCO INTERNATIONAL, INC.
                           (Full Title of the Plan)

                           ________________________


                                             Copies to:
  James F. Maroney, III               Regina M. Schlatter, Esq.                      Larry M. Meeks, Esq.
Vice President, Secretary                  Latham & Watkins                       Pircher, Nichols and Meeks
   and General Counsel            650 Town Center Drive, 20th Floor                1999 Avenue of the Stars
      Tuboscope Inc.                 Costa Mesa, California 92626                Los Angeles, California 90067
     2835 Holmes Road                        (714) 540-1235                              (310) 201-8900
   Houston, Texas 77051
      (713) 799-5100

                            ______________________

          (Name and Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                            ______________________

------------------------------------------------------------------------------------------------------------
                                        CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------
                                                                              Proposed
                                                              Proposed        Maximum
                                               Amount          Maximum       Aggregate
                                               to be       Offering Price     Offering       Amount of
                                           Registered (1)   Per Share (2)     Price (2)   Registration Fee
------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value                  4,200,000      $20.78125       $87,281,250       $23,043
------------------------------------------------------------------------------------------------------------

(1) The Amended and Restated 1996 Equity Participation Plan of Tuboscope Inc. (the "Plan") authorizes the issuance of a maximum of 7,650,000 shares of common stock, par value $0.01 per share, of Tuboscope Inc. (the "Company") (the "Common Stock"), of which 4,200,000 shares are being registered hereunder.


(2) Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended (the "Securities Act"), and is based on (i) the average of the high and low sales price of the Common Stock, as reported on the New York Stock Exchange on May 23, 2000 as to 4,200,000 shares available for future grants under the Plan.

================================================================================

Proposed sale to take place as soon after the effective date of the Registration
           Statement as options granted under the Plan is exercised.

                                 Total Pages 6
                            Exhibit Index on Page 4

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information called for in Part I of the Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission").

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Registration of Additional Securities
-------------------------------------

          By a Registration Statement on Form S-8 filed with the Commission on June 5, 1996, Registration File No. 333-05233, the Company initially registered 1,200,000 shares of Common Stock of the Company reserved for issuance from time to time in connection with the Plan. By a Registration Statement on Form S-8 filed with the Commission on May 24, 1999, Registration File No. 333-79159, the Company registered an additional 2,250,000 shares of Common Stock of the Company reserved for issuance from time to time in connection with the Plan. The Plan authorizes the issuance of up to 7,659,000 shares of Common Stock. Under this Registration Statement, the Company is registering the additional 4,200,000 shares of Common Stock issuable under the Plan. The contents of the prior Registration Statements are incorporated by reference herein.

Item 5.   Named Experts and Counsel
          -------------------------

          Ernst & Young, LLP, independent auditors, have audited the consolidated financial statements and schedules of the Company appearing in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999, as set forth in their report thereon, which is incorporated herein by reference. The Company's financial statements and schedules are incorporated herein on reliance upon Ernst & Young LLP's report, given upon the authority of such firm as experts in accounting and auditing.

Item 8.   Exhibits
          --------

          See Index to Exhibits on page 4.



                                  SIGNATURES

          Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on May 29, 2000.

                               TUBOSCOPE INC.


                               By:  /s/  JOHN F. LAULETTA
                                    --------------------------------------------
                                    John F. Lauletta
                                    Chief Executive Officer and President
                                    (Principal Executive Officer)

                               By:  /s/  JOSEPH C. WINKLER
                                    --------------------------------------------
                                    Joseph C. Winkler, Executive Vice President,
                                    Chief Financial Officer and Treasurer
                                    (Principal Financial and Accounting Officer)

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints John F. Lauletta, Joseph C. Winkler and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated as of May 29, 2000.

Signature                                         Title
--------                                          -----
  /s/ JOHN F. LAULETTA                            Chief Executive Officer, President
----------------------------------------------    and Director
John F. Lauletta

  /s/ JOSEPH C. WINKLER                           Executive Vice President, Chief Financial
----------------------------------------------    Officer and Treasurer (Principal Financial
Joseph C. Winkler                                 and Accounting Officer)

  /s/ JEROME R. BAIER
----------------------------------------------    Director
Jerome R. Baier

  /s/ ERIC L. MATTSON                             Director
----------------------------------------------
Eric L. Mattson

  /s/ L.E. SIMMONS                                Director
----------------------------------------------
L.E. Simmons

  /s/ JEFFERY A. SMISEK                           Director
----------------------------------------------
Jeffery A. Smisek

  /s/ DOUGLAS E. SWANSON                          Director
----------------------------------------------
Douglas E. Swanson

                               INDEX TO EXHIBITS

EXHIBIT                                                                                          PAGE
-------                                                                                          ----
   4.1  Registration Rights Agreement dated May 13, 1988 among the Company, Brentwood          (Note 1)
        Associates, Hub Associates IV, L.P., and the investors listed therein.

   4.2  Purchase Agreement dated as of October 1, 1991 between the Company and Baker Hughes    (Note 2)
        Incorporated regarding certain registration rights.

   4.3  Exchange Agreement, dated as of January 3, 1996, among the Company and Baker Hughes    (Note 3)
        Incorporated.

   4.4  Registration Rights Agreement dated April 24, 1996 among the Company, SCF III, L.P.,   (Note 4)
        D.O.S. Partners L.P., Panmell (Holdings), Ltd. and Zink Industries Limited.

   4.5  Registration Rights Agreement dated March 7, 1997 among the Company and certain        (Note 5)
        stockholders of Fiber Glass Systems, Inc.

   4.6  Warrant for the Purchase of Shares of Common Stock Expiring December 31, 2000          (Note 4)
        between the Company and SCF III, L.P. regarding 2,533,000 shares, dated January 3,
        1996.

   4.7  Warrant for the Purchase of Shares of Common Stock expiring December 31, 2000          (Note 3)
        between the Company and Baker Hughes Incorporated regarding 1,250,000 share, dated
        January 3, 1996.

   4.8  Indenture, dated as of February 25, 1998, between the Company, the Guarantors named    (Note 6)
        therein and The Bank of New York Trust Company of Florida as trustee, relating to
        $100,000,000 aggregate principal amount of 7 1/2% Senior Notes due 2008; Specimen
        Certificate of 7 1/2% Senior Notes due 2008 (the "Private Notes"); and Specimen
        Certificate at 7 1/2% Senior Notes due 2008 (the "Exchange Notes").

   5.1  Opinion of Latham & Watkins                                                                  5

  23.1  Consent of Latham & Watkins (included in Exhibit 5.1)                                        5

  23.2  Consent of Ernst & Young LLP                                                                 6

  24.1  Powers of Attorney (Included on page 4)                                                      3

___________________________

Note 1 Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-31102).

Note 2 Incorporated by reference to the Company's Registration Statement on Form S-1 (No. 33-43525).

Note 3 Incorporated by reference to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1995.

Note 4 Incorporated by reference to the Company's Current Report on Form 8-K filed on January 16, 1996.

Note 5 Incorporated by reference to the Company's Current Report on Form 8-K filed on March 19, 1997, as amended by Amendment No. 1 filed on May 7, 1997.

Note 6 Incorporated by reference to the Company's Registration Statement on Form S-4 (No. 333-51115).